Registrant incorporates by reference to Proxy
Statement filed on February 27, 2006
(Accession No. 0001193125-06-03892).
A Special Meeting of Shareholders (the
"Meeting") of DWS Global Bond Fund (the
"Fund") was held on May 5, 2006, at the offices
of Deutsche Asset Management, 345 Park
Avenue, New York, New York 10154. At the
Meeting, the following matters were voted upon
by the shareholders (the resulting votes are
presented below).
I.	Election of Directors. ("Number of Votes"
represents all funds that are series of
DWS Global/International Fund, Inc.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
52,659,682.189
3,062,663.141
Dawn-Marie Driscoll
52,589,148.484
3,133,196.846
Keith R. Fox
52,623,121.469
3,099,223.861
Kenneth C. Froewiss
52,624,460.924
3,097,884.406
Martin J. Gruber
52,509,691.342
3,212,653.988
Richard J. Herring
52,575,945.879
3,146,399.451
Graham E. Jones
52,450,381.693
3,271,963.637
Rebecca W. Rimel
52,609,490.997
3,112,854.333
Philip Saunders, Jr.
52,459,228.550
3,263,116.780
William N. Searcy, Jr.
52,551,379.260
3,170,966.070
Jean Gleason
Stromberg
52,601,338.102
3,121,007.228
Carl W. Vogt
52,544,896.095
3,177,449.235
Axel Schwarzer
52,536,885.827
3,185,459.503

II-A.	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,763,985.487
425,628.505
401,396.590
1,862,568.000

II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,652,831.635
536,482.354
401,696.593
1,862,568.000

III.	Approval of a Revised Fundamental
Investment Restriction Regarding
Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,648,751.201
535,845.724
406,413.657
1,862,568.000

The meeting was reconvened on June 1, 2006,
at which time the following matter was voted
upon by the shareholders (the resulting votes
are presented below).
IV-C.	Approval of Amended and Restated
Articles of Incorporation. ("Number of
Votes" represents all funds that are series of DWS Global/International Fund, Inc.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
45,353,183.439
2,393,353.977
2,781,281.570
7,820,281.000

*	Broker non-votes are proxies received by the Fund
from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


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